UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 10, 2022

Martin Marietta Materials, Inc.

(Exact name of Registrant as Specified in Its Charter)

North Carolina	1-12744	56-1848578
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4123 Parklake Avenue
Raleigh, North Carolina		27612
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 919 781-4550

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value per share	MLM	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 10, 2022, the Board of Directors (the “Board”) of Martin Marietta Materials, Inc. (the “Company”) amended and restated the Company’s Restated Bylaws (as so amended and restated, the “Amended Bylaws”) effective as of such date.

The amendments effected by the Amended Bylaws implement certain “universal proxy” rules adopted by the Securities and Exchange Commission (the “SEC”), to update certain procedural requirements relating to director nominations by shareholders set forth in Rule 14a-19 under the Securities Exchange Act of 1934, as amended. The amendments effected by the Amended Bylaws also include: (i) enhanced requirements regarding the information shareholders must submit and representations shareholders must make in connection with providing advance notice of shareholder meeting proposals and director nominations, including a representation that the shareholder intends or is part of a group that intends to solicit proxies with respect to such proposal or nomination; (ii) requirements for shareholders submitting such proposals or director nominations to supplement the information provided in the notice as of the record date of the shareholder meeting and, generally, as of ten (10) days prior to the shareholder meeting; (iii) a requirement that a shareholder or a qualified representative of the shareholder appear at the shareholder meeting to present a nomination or other business; (iv) a prohibition against a shareholder nominating a greater number of persons for election to the board of directors than are subject to election at the shareholder meeting; (v) a requirement that for an individual to be eligible for election as a director the individual must complete a questionnaire in a form provided by the Company to provide information relevant to election as a director, including with respect to background, qualifications, stock ownership and independence, and represent that he or she is not and, if elected as a director during his or her term of office, will not become a party to any agreement, arrangement or understanding specifying how he or she is to act or vote as a director on any issue or question unless disclosed to the Company or that would interfere with the ability of the individual to comply with fiduciary duties as a director; and (vi) a requirement that a shareholder soliciting proxies from other shareholders use a proxy card color other than white.

Under the Amended Bylaws, the requirements listed above do not apply to any proposal made in accordance with Rule 14a-8 under the Exchange Act to be included in the Company’s proxy statement and, other than the requirement described in clause (v) above, to the nomination of a candidate for election to the Board pursuant to the proxy access provisions of the Amended Bylaws. The Amended Bylaws also effected certain other administrative, modernizing, clarifying, and conforming changes, including permitting meetings of shareholders to be held by means of remote communication and director consents to action without meeting to be in electronic form delivered by electronic means, and changes in furtherance of gender neutrality.

The foregoing description of the amendments to the Bylaws does not purport to be complete and is qualified in its entirety by the text of the Amended Bylaws, a copy of which is attached hereto as Exhibit 3.2 and incorporated herein by reference. A marked copy of the Amended Bylaws, which indicates the changes from the prior version of the Company’s restated bylaws, is filed herewith as Exhibit 3.2.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1 3.2 104

Restated Bylaws of Martin Marietta Materials, Inc.

Restated Bylaws of Martin Marietta Materials, Inc. (marked to show changes against prior version).

Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARTIN MARIETTA MATERIALS, INC.

Date:	November 14, 2022	By:	/s/ Roselyn R. Bar
Roselyn R. Bar Executive Vice President, General Counsel and Corporate Secretary